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                                    EXHIBIT 9
                               Opinion of Counsel
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                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com


                                 April 28, 2000

Mr. Sam A. Marchese
SIFE Trust Fund
100 North Wiget Lane
Walnut Creek, CA 94598

         Re:      SIFE Trust Fund (the "Registrant")

Ladies and Gentlemen:


         We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion dated April 27, 1999 (the "Prior Opinion") respecting the issuance by the Registrant of an indefinite number of no-par value shares of beneficial interest.


         The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 45 filed with the Commission on April 30, 1999.


                                              Very truly yours,

                                     /s/  Paul, Hastings, Janofsky & Walker LLP